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                                                                   EXHIBIT 5/
                                                                   EXHIBIT 23.2

                           MORGAN, LEWIS & BOCKIUS LLP
                                COUNSELORS AT LAW
                                 101 PARK AVENUE
                             NEW YORK, NY 10178-0060
                                  212-309-6000
                                FAX: 212-309-6273

                                                                  July 22, 1997

PXRE Corporation
399 Thornall Street
14th Floor
Edison, New Jersey 08837

Re:   PXRE Corporation 1992 Officer Incentive Plan
      Registration Statement on Form S-8
      --------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to PXRE Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 250,000 shares (the "Shares") of Common Stock, par value $.01 per share, issuable pursuant to the Company's 1992 Officer Incentive Plan (the "Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

         With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plan and against receipt of the consideration stipulated therefor which will be no less than the par value thereof.



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PXRE Corporation
July 22, 1997
Page Two

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We express no opinion as to any laws other than the Delaware General Corporation Law and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,


                                         Morgan, Lewis & Bockius LLP



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